Exhibit 10.7

                              CONSULTING AGREEMENT

      This Agreement is entered into and is effective this second day of October 2, 2000 by and between Alloy Steel International, Inc, a Delaware corporation, having its principal place of business at 42 Mercantile Way Malaga, P.O. Box 3087, Malaga D C 6945, Western Australia (the "Company"), and Chartreuse Nominees Pty. Ltd., an Australian company.

      WHEREAS, the Company desires to retain Consultant to provide services to the Company.

      NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto do covenant and agree, as follows:

      1. Retention. The Company hereby retains Consultant to render certain advisory services (the "Services") with regard to corporate development and such other related activities as the Board of Directors of the Company may from time to time direct, and consulting with the Board of Directors from time to time as requested by the Company. Consultant agrees to use its best efforts to supply the Services in a professional and diligent manner.

      2. Term. The Term of this Agreement shall be twelve (12) months from the date hereof, but within the 12-month period, the Company may, without cause, elect to terminate the Agreement by giving thirty (30) days' written notice. Upon such termination, Consultant shall be relieved of any further obligation of performance to the Company; provided, however, that all obligations of confidentiality, non-disclosure and non-competition will continue in full force and effect for one (1) year from the effective date of any termination. If this agreement shall be terminated prior to the end of the Term, the Consultant shall not, in any event, be liable to return any pre-payment. The parties hereby agree that any pre-payment made to Consultant shall be fully earned by Consultant at the time such pre-payment is made and shall be in consideration of Consultant's agreement to expend time, effort and energy on behalf of Company to the exclusion of other clients.

      3. Compensation. The Company acknowledges that it does not currently have the financial ability to pay for Consultant's Services in cash. Therefore, the Company shall, in consideration of Services to be performed, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company, concurrently with the execution hereof, pay to the Consultant a total of Five Hundred Thousand (500,000) shares of the common stock (the "Shares") of the Company.

      4. Consultant's Non-Disclosure of Information/Non-Competition.

            a. The Consultant acknowledges that in the course of its engagement it may become familiar with trade secrets and other confidential information (collectively, "Confidential Information" ) concerning the Company and Consultant shall hold in a fiduciary capacity for the benefit of the Company all secret, confidential proprietary information, knowledge or data relating to the Company that shall have been obtained by the Consultant during its engagement by the Company and that shall have not been or now or hereafter have become public knowledge (other than by acts by the Consultant or its representatives in violation of this Agreement). Consultant agrees that it shall not disclose to any third party any Confidential Information for any purpose other than the performance of its duties under this Agreement. During the Term and at all times thereafter, regardless of the reason for the termination of this Agreement, Consultant shall not, without the prior written consent of the Company or as otherwise may be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by the Company.

            b. Upon completion of the Term or earlier termination of this Agreement for any reason, Consultant will return to the Company any confidential materials or information which the Company may have supplied to the Consultant. Consultant may retain a copy of such materials or information for Consultant's own due diligence file. However, Consultant hereby agrees not to distribute or release such confidential materials or information without giving the Company at least five (5) days' written notice so that Company shall have the opportunity, at Company's sole cost and expense, to move to prevent Consultant's distribution or release of the confidential material or information.

            c. Subject to the limitations set forth herein, Consultant agrees that during the Term and for a period of one year thereafter it shall not directly or indirectly, own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the business of the Company as such business exists within any geographical area in which the Company conducts its business. In addition, Consultant shall not solicit, interfere with or conduct business with any vendors, customers or employees of the Company during the term of this Agreement or for a period of one year after the termination hereof. In the event the Company breaches any of its duties or obligations under this Agreement, the Company agrees that Consultant shall not be bound by the provisions of this Agreement, except for the provisions concerning Confidential Information.

            5. Restrictions on Transfer

      The Consultant understands and agrees that the Securities purchased pursuant to this Agreement are being offered pursuant to Section 4(2) of the Securities Act of 1933, as amended, (the "Securities Act"), and that such shares and any interests therein, may not be offered, sold, transferred, pledged or otherwise disposed of except pursuant to (i) an effective registration statement under the Securities Act and any applicable state securities laws or (ii) an exemption from registration under


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

such act and such laws which, in the opinion of counsel for the holder of the Securities, which counsel and opinion are reasonably satisfactory to counsel for the Company, is available. The Consultant represents that he is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Consultant also understands and agrees that the following legend shall appear on Securities and that the Company may give appropriate instructions to the transfer agent for the Securities to enforce such restrictions:

            THESE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR UNDER APPLICABLE STATE SECURITIES LAWS.


      6. Arbitration. Any dispute, controversy or claim between the Company and the Consultant arising out of or related to this Agreement shall be conducted solely in a proceeding held in accordance with the rules of the American Arbitration Association then in effect. This Agreement, or breach thereof, shall be settled by arbitration, and any award shall be binding and conclusive for all purposes thereof, may include injunctive relief (but only as ordered by a Court of competent jurisdiction), as well as orders for specific performance and may be entered as a final judgment in any court of competent jurisdiction. No arbitration arising out of or relating to this Agreement shall include, by consolidation or joinder or in any other manner, parties other than the Company and the Consultant and other persons substantially involved in common question of fact or law whose presence is required if complete relief is to be afforded in arbitration. The cost and expenses of such arbitration shall be borne in accordance with the determination of the arbitrator and may include reasonable attorney's fees, provided, however, that if either party shall commence any action or proceeding against the other in order to enforce the provisions hereof, or to recover damages resulting from the alleged breach of any of the provisions hereof, the prevailing party therein shall be entitled to recover all reasonable costs incurred in connection therewith, including, but not limited to, reasonable attorneys' fees. Each party hereby further agrees that service of process may be made upon it by registered or certified mail, express delivery or personal service at the address provided for herein.

      7. Remedies. In the event of the actual or threatened breach of the provisions of this Agreement by a party, the other party shall have the right to obtain injunctive relief and/or specific


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

performance and to seek any other remedy available to it.

      8. Law, Venue, Jurisdiction. This agreement and all matters and issued collateral thereto shall be governed by the laws and the courts of the State of New York without regard to the principles of conflicts of laws.

      9. Severability. If any provision of this Agreement becomes or is found to be illegal or unenforceable for any reason, such clause or provision must first be modified to the extent necessary to make this Agreement legal and enforceable and then if necessary, second, severed from the remainder of the Agreement to allow the remainder of the Agreement to remain in full force and effect.

      10. Counterparts. This Agreement may be executed in several counterparts, and all of such counterparts taken together shall be deemed to be one Agreement.

      11. Attorneys' Fees. If either party shall commence any action or proceeding against the other in order to enforce the provisions hereof, or to recover damages resulting from the alleged breach of any of the provisions hereof, the prevailing party therein shall be entitled to recover all reasonable costs incurred in connection therewith, including, but not limited to, reasonable attorneys' fees.

      12. Waiver of Breach.. The waiver by any party of a breach of any provision of this Agreement shall not operate be construed as a waiver of any subsequent breach by any party.

      13. Notices. Each notice, demand, request, approval or communication ("Notice") which is or may be required to be given by any party to any other party in connection with this Agreement and the transactions contemplated hereby, shall be in writing, and given by personal delivery, certified mail, return receipt requested, prepaid, or by overnight express mail delivery and properly addressed to the party to be served at such address as set forth above. Notices shall be effective on the date delivered personally, the next day if delivered by overnight express mail or three days after the date mailed by certified mail.

      14. Entire Agreement. This Agreement contains the entire agreement between Consultant and Company, and correctly sets forth the rights and duties of each of the parties to each other concerning such matter as of this date. Any agreement or representation concerning the subject matter of this Agreement or the duties of Consultant in relation to Company not set forth in this Agreement is null and void.

      15. Binding Effect. The rights created by this Agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon the parties, their heirs, successors, assigns and personal representatives.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and


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

year first hereinabove written.

                                  ALLOY STEEL INTERNATIONAL, INC.


                                  By:   ____________________________________
                                        Name:
                                        Title:


                                  CHARTREUSE NOMINEES PTY. LTD.


                                  By:   ____________________________________
                                        Name:
                                        Title:


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